    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1999
                                                   REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             TENNECO PACKAGING INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                  ISSUER: 36-2552989
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                             1900 WEST FIELD COURT
                             LAKE FOREST, IL 60045
                    (Address of principal executive offices)

                             TENNECO PACKAGING INC.
                       THRIFT PLAN FOR HOURLY EMPLOYEES,
                                      AND
                       TENNECO PACKAGING INC. THRIFT PLAN
                           (Full title of the plans)

                                KARL A. STEWART
                          VICE PRESIDENT AND SECRETARY
                             TENNECO PACKAGING INC.
                             1900 WEST FIELD COURT
                             LAKE FOREST, IL 60045
                    (Name and address of agent for service)
                           Telephone: (847) 482-2000
         (Telephone number, including area code, of agent for service)
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES              AMOUNT TO BE             OFFERING              AGGREGATE             AMOUNT OF
TO BE REGISTERED                  REGISTERED          PRICE PER SHARE         OFFERING PRICE      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share (including
associated Rights).........    5,000,000 shares            $8.10*            $40,500,000.00*         $11,259.00*
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

* Calculated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act") based on the book value of the Registrant's Common Stock computed as of September 30, 1999, the latest practicable date prior to the filing date of this Registration Statement.

     IN ADDITION, PURSUANT TO RULE 416(c) UNDER THE SECURITIES ACT THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT PLANS DESCRIBED HEREIN.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Not required to be included herewith.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be included herewith.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference into this Registration Statement on Form S-8:

          (i) The Registration Statement on Form 10 (the "Form 10 Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by Tenneco Packaging Inc. (the "Company") (File No. 1-15157), as amended;

          (ii) The Annual Report for the fiscal year ended December 31, 1998 for the Tenneco Thrift Plan on Form 11-K filed with the Commission by Tenneco (File No. 1-12387); and

          (iii) The Annual Report for the fiscal year ended December 31, 1998 for the Tenneco Thrift Plan for Hourly Employees on Form 11-K filed with the Commission by Tenneco (File No. 1-12387).

     In addition to the foregoing, all documents subsequently filed (i) by the Company or (ii) the Tenneco Packaging Inc. Thrift Plan for Hourly Employees, or
(iii) the Tenneco Packaging Inc. Thrift Plan (collectively, the "Plans") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters regarding shares of Common Stock offered hereby will be passed upon for the Company by James V. Faulkner, Jr., General Counsel of Tenneco Packaging Inc. Mr. Faulkner beneficially owns 22,086 shares of Common Stock of Tenneco (including options to purchase 19,312 shares of Tenneco Common Stock, which options are either presently exercisable or exercisable within 60 days). Upon consummation of the distribution of shares of Common Stock of the Company as described in the Form 10 Registration Statement (the "Distribution"), Mr. Faulkner will beneficially own 22,086 shares of Company Common Stock (including options to purchase 19,312 shares of Company Common Stock, which options are either presently exercisable or exercisable within 60 days). In connection with the spin-off, Mr. Faulkner's Tenneco stock options will be replaced with Company stock options which have equivalent terms.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Elimination of Liability of Directors

     The Certificate provides that a director of the Company will not be liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware ("DGCL") as the same exists or may thereafter be amended. Based on the DGCL, as presently in effect, a director of the Company will not be personally liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to the Company or its shareowners;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or

     - for any transactions from which the director derived an improper personal benefit.

     While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director and do not apply to officers of the Company who are not directors.

     Indemnification of Directors and Officers

     The Bylaws provide that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may thereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses, including attorneys' fees, reasonably incurred by that Covered Person. The Bylaws also provide that, notwithstanding the foregoing, but except as described in the second following paragraph, the Company will be required to indemnify a Covered Person in connection with a proceeding or part thereof commenced by that Covered Person only if the commencement of the proceeding or part thereof by the Covered Person was authorized by the Board.

     The Bylaws further provide that the Company will pay the expenses including attorneys' fees incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, the payment of expenses in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by that Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under the relevant section of the Bylaws or otherwise.

     Pursuant to the Bylaws, if a claim for indemnification or payment of expenses thereunder is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. The Bylaws provide that, in any such action, the Company will have the burden of proving that the Covered Person is not entitled to the requested indemnification or payment of expenses under applicable law.

     The Bylaws also provide:

     - that the rights conferred on any Covered Person thereby are not exclusive of any other rights which that Covered Person may have or thereafter acquire under any statute, provision of the Certificate, the Bylaws, agreement, vote of shareowners or disinterested directors or otherwise;

     - that the Company's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount that Covered Person may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust, enterprise or nonprofit enterprise; and

     - that any repeal or modification of the relevant provisions of the Bylaws will not adversely affect any right or protection thereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     The Bylaws also expressly state that the provisions thereof will not limit the Company's right, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

          *4.1           -- Form of Restated Certificate of Incorporation of Tenneco
                            Packaging Inc. (Exhibit 3.2 to Registration No. 1-15157).
          *4.2           -- Form of Amended and Restated By-laws of Tenneco Packaging
                            Inc. (Exhibit 3.4 to Registration No. 1-15157).
          *4.3           -- Form of Qualified Offer Plan Rights Agreement between
                            Tenneco Packaging Inc. and First Chicago Trust Company of
                            New York, as Rights Agent (Exhibit 4.2 to Registration
                            No. 1-15157).
           5             -- Opinion of James V. Faulkner, Jr., Esq. regarding Company
                            Common Stock.
          23.1           -- Consent of James V. Faulkner, Jr., Esq. (included in
                            Exhibit 5).
          23.2           -- Consents of Arthur Andersen LLP.
          24             -- Powers of Attorney of Dana G. Mead, Robert T. Blakely and
                            Richard L. Wambold.

Exhibits incorporated by reference to a prior filing are designated by an asterisk(*).

     The Company will submit or has submitted the Plans and hereby undertakes to submit any amendments thereto, to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify said Plans.

ITEM 9. UNDERTAKINGS.

A. SUBSEQUENT DISCLOSURE.

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

        provided, however, that the undertakings set forth in paragraphs (i) and
        (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company, pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. INCORPORATION BY REFERENCE.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. COMMISSION POSITION ON INDEMNIFICATION.

     The Company hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 4th day of November, 1999.

                                            TENNECO PACKAGING INC.

                                            By:      /s/ DANA G. MEAD
                                              ----------------------------------
                                                         Dana G. Mead
                                                 Chairman and Chief Executive
                                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 4, 1999.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                  /s/ DANA G. MEAD                     Chairman of the Board and Chief Executive
-----------------------------------------------------    Officer and Director (principal executive
                    Dana G. Mead                         officer)

                /s/ ROBERT T. BLAKELY                  Chief Financial Officer and Director
-----------------------------------------------------    (principal financial and accounting officer)
                  Robert T. Blakely

                          *                            Director
-----------------------------------------------------
                 Richard L. Wambold

              *By: /s/ KARL A. STEWART
  ------------------------------------------------
                   Karl A. Stewart
                  Attorney-in-fact

                                   SIGNATURES

THE PLANS

     Pursuant to the requirements of the Securities Act of 1933, the committee appointed under each of the Tenneco Packaging Inc. Thrift Plan for Hourly Employees and the Tenneco Packaging Inc. Thrift Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 4th day of November, 1999.

                                        TENNECO PACKAGING INC. THRIFT PLAN FOR
                                        HOURLY EMPLOYEES
                                        TENNECO PACKAGING INC. THRIFT PLAN

                                        By:      /s/ JAMES V. FAULKNER
                                           -------------------------------------
                                                  James V. Faulkner, Jr.
                                                Vice President and General
                                             Counsel of Tenneco Packaging Inc.